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                                                                      Exhibit 21



                                READICARE, INC.

                           Subsidiaries of Registrant
                           --------------------------



                              State of      Doing
Name                       Incorporation    Business As
----                       -------------    -----------

American Orthopedics &                      American Orthopedics &
Rehabilitation Centers,                     Rehabilitation Centers,
Inc.                        Delaware        Inc.


Chec Medical Centers,                       Chec Medical Centers,
Inc.                        Washington      Inc.


Dennis G. Danko - President & C.E.O. of both of the above
                  subsidiaries.